                                                                Exhibit 10.19-D


                              BIKER'S DREAM, INC.
                              FRANCHISE AGREEMENT

         THIS AGREEMENT is made and entered into this 23rd day of December, 1994 by and between BIKER'S DREAM, Inc., a California Corporation (hereinafter "BDI") and Raymond Yanegas hereinafter "FRANCHISEE") whose Principal address is: 8725 Via De Casa, Scottsdale, Arizona 85258

         1. PRELIMINARY STATEMENT. BDI is developing a chain of Motorcycle, motorcycle parts, accessories and service Dealerships under the trade name "BIKER'S DREAM" (hereinafter "BDI"). Each BDI LOCATION is built to standard specifications and uses standard operating procedures, equipment, forms, signs and designs. All BDI LOCATIONS are to be operated in accordance with franchise uniform standards of identity, quality, appearance, operating methods and services provided. Should design standards change, FRANCHISEE shall not be obligated to remodel if the cost of any such remodeling exceeds the amount of Ten Thousand dollars ($10,000.00).

         2. GRANT OF FRANCHISE. BDI hereby grants to FRANCHISEE, as an individual, subject to the provisions of this Agreement, a franchise to operate one (1) BDI LOCATION within the following location zone:

MARICOPA COUNTY, in the STATE OF ARIZONA.

BDI and FRANCHISEE agree that, due to unusual circumstances, all terms of this agreement, with the exception of payment of the Initial Franchise fee, shall become effective on February 1, 1995.

         3. DURATION OF THIS AGREEMENT. This agreement shall begin as of the date of execution hereof and shall continue for a term of fifteen (15) years and, unless either party gives written notice of its intention to terminate this Agreement at least one hundred eighty (180) days prior to the expiration of the fifteen (15) year term, the term of this Agreement shall be deemed to be renewed for five (5) years and thereafter for further periods of five (5) years duration, unless BDI or FRANCHISEE mails a written notice of intention not to renew to the other party at least one hundred eighty (180) days prior to the end of any renewal period. If such notice is so mailed, the Agreement shall terminate as to all parties at the end of the current period. FRANCHISEE, if it leases its location, may notify BDI of any option to renew its lease premises and require BDI to mail a written notice of an intention to renew to FRANCHISEE at least forty five (45) days prior to the date the option to renew must be exercised and then such intention shall be binding upon BDI for the renewal option.

         4. INITIAL FRANCHISE FEE. FRANCHISEE shall pay to BDI a nonrefundable initial franchise fee in the amount of Fifteen Thousand dollars ($15,000.00) in cash. The initial franchise fee shall be fully earned by BDI when paid, provided that if BDI elects to terminate the franchise due to the failure of FRANCHISEE to complete satisfactorily the prescribed training program or to lease or purchase suitable premises for the BDI LOCATION, or to open the BDI LOCATION in the time prescribed in this agreement, BDI shall refund to FRANCHISEE the sum of Twelve Thousand Five Hundred ($12,500. 00). BDI shall have the right and obligation to repurchase, at cost, any and all equipment, supplies and training material, in unused condition, which it sold to FRANCHISEE.



                                       1.

5.       RECURRING FEES.

         (A) FRANCHISE AND ADVERTISING FEES. Beginning at the time FRANCHISEE opens the BDI LOCATION for business and through the duration of this franchise agreement, FRANCHISEE shall pay to BDI in weekly amounts, recurring franchise fees of a sum equal to five (5%) percent and advertising trust fund contributions of a sum equal to two (2%) percent (or $250.00, whichever is greater) of the gross receipts for the preceding calendar week from the BDI LOCATION operated by FRANCHISEE. Advertising trust fund contributions are waived for the first One Hundred Eighty days after the official opening of FRANCHISEE's Location. The check or money order in full payment of the said recurring franchise fee and the advertising trust fund contribution, with the preceding exception, for the preceding week shall be transmitted with the weekly business report and shall be due and payable at the home office of BDI at 1420 Village Way, Santa Ana, CA 92705. by 5:00 p.m. on Thursday, the 3rd day after the day on which the weekly business report is mailed. These fees are not refundable.

         (B) GROSS RECEIPTS. "Gross receipts" shall consist of money and other consideration of any kind howsoever received by FRANCHISEE from any source as the result of, or in connection with, the exercise of the franchise granted hereunder including but not limited to all monies or other consideration received for clothing, accessories and services sold and/or rendered within or without the BDI LOCATION being operated by FRANCHISEE under this franchise. Monies received from motorcycle sales and /or the operation of a motorcycle painting facility are not considered "Gross receipts".

         (C) INTEREST. All recurring franchise fees, advertising trust account contributions and amounts owed for products purchased by FRANCHISEE pursuant to the franchise shall bear interest after due date at the current six month Treasury Bill rate plus two (2%) percent.

         6. RESTRICTION TO LOCATION OF BDI LOCATIONS AND LIMITATION ON NUMBER OF BDI LOCATIONS IN FRANCHISEE'S AREA.

         (A) RESTRICTION OF LOCATION. FRANCHISEE may operate the BDI LOCATION only within the location Zone identified herein or a substitute location and/or premises hereinafter approved by BDI in writing. Specific location must he approved by BDI. If the FRANCHISEE'S lease for the premises of the BDI LOCATION expires or terminates without fault of FRANCHISEE, or if the premises are damaged, condemned or otherwise rendered unusable, or if in the judgment of BDI and FRANCHISEE there is a change in the character of the location of the BDI LOCATION sufficiently detrimental to its business potential to warrant its relocation, BDI will grant permission for relocation of the BDI LOCATION to a location and premises approved by BDI.

         (B) LIMITATION ON NUMBER OF BDI LOCATIONS IN FRANCHISEE'S AREA.

         BDI agrees that FRANCHISEE may open additional LOCATIONS within the county of original location, but FRANCHISEE shall pay the sum of Ten Thousand dollars ($10, 000. 00) as its fee to open each such additional locations, and then after each location commences operation, shall file its separate report and pay fees pursuant to paragraph 5 hereof. BDI will not establish any franchised or Company owned BDI LOCATIONS within ten (10) miles of Franchisee's location without Franchisee's consent.



                                       2.

         (C) RIGHT OF FIRST REFUSAL. FRANCHISEE shall have the right of first refusal for any franchise which BDI proposes to grant immediately adjacent to FRANCHISEE'S Franchise Area, as designated below. To exercise this right, FRANCHISEE must execute the then current Franchise Agreement and pay twenty thousand dollars ($10,000.00) of the then current initial franchise fee within fifteen (15) days of written notification of the proposed grant of franchise. IF A SUITABLE LOCATION CANNOT BE OBTAINED WITHIN NINETY (90) DAYS FOLLOWING THE PAYMENT OF THE SAID SUM OF TEN THOUSAND ($10,000.00), then the amount of Ten Thousand ($10,000.00) shall be returned to FRANCHISEE. The refusal of FRANCHISEE to exercise the right to expand shall not constitute a waiver of the right of first refusal as to subsequent expansion sites in the State of Arizona.

         (D) LOCATION ZONE. The BDI LOCATION to be operated pursuant to this Franchise Agreement shall be located within the following designated Location Zone:

_________Maricopa County, State of Arizona.__________________________

_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________


         For the term of this agreement, BDI will not grant any new franchises or open any company-owned BDI LOCATIONS within the Location Zone.


7.       LEASE, CONSTRUCTION AND OPENING OF BDI LOCATION.

         (A) LEASE OR PURCHASE. FRANCHISEE will lease or purchase the premises of the BDI LOCATION described in paragraph 2 of this Agreement within ninety (90) days after execution of this Agreement. If specific premises are not identified in paragraph 2 of this Agreement, FRANCHISEE agrees to lease or purchase suitable premises, reasonably acceptable to BDI, within ninety (90) days after execution of this Agreement. If FRANCHISEE fails to lease or purchase suitable premises within ninety (90) days after execution of this Agreement, BDI may terminate this Agreement, effective upon delivery of written notice of termination to FRANCHISEE. In the event of such termination, the



                                       3.

parties agree to execute all instruments required to rescind fully all agreements, purchases and any other transaction between BDI and FRANCHISEE. Upon execution of all required instruments, BDI shall refund to FRANCHISEE that part of the initial franchise fee heretofore paid by FRANCHISEE, less Two Thousand Five Hundred Dollars ($2,500.00) dollars to cover training and administration expense, whether or not training has been completed. BDI shall have the right and the obligation to repurchase, at cost, any or all equipment,supplies and training material, in unused condition, which it sold to FRANCHISEE. In the event BDI does not approve FRANCHISEE'S proposed location, BDI will grant FRANCHISEE an extension of the ninety day time period.

         (B) CONSTRUCTION OF BDI LOCATION. BDI will furnish to FRANCHISEE its standard detailed specifications for a BDI LOCATION, including requirements for dimensions, exterior design, interior layout, building materials, equipment, signs and color scheme, Unless local zoning laws prohibit such construction or such construction would violate covenants running with the land, FRANCHISEE agrees to do or cause to be done the following:

                 (1) obtain all required building, utility, sign, use, health, sanitation and business permits, licenses and other required permits and licenses;

                 (2) submit to BDI for its approval FRANCHISEE'S BDI LOCATION plans;

                 (3) construct the premises and paint the premises in compliance with plans and specifications approved by BDI;

                 (4) purchase or lease and install all equipment and signs required for the BDI LOCATION; and

                 (5) secure all financing required by FRANCHISEE to fully develop the BDI LOCATION.

         (C) EQUIPMENT, SIGNS AND INVENTORY. BDI will provide FRANCHISEE with a complete list of all inventory, parts, components, accessories, signs and equipment required to open the BDI LOCATION. FRANCHISEE agrees to use in the operation of his BDI LOCATION only those brands of inventory, parts, components, accessories, signs and equipment that BDI has approved for BDI LOCATIONS as meeting its standards and specifications for function, attractiveness, serviceability and overall appearance to be utilized at BDI LOCATION unless local zoning law prohibit such signs or such signs would violate leasehold covenants. FRANCHISEE may purchase or lease approved brands of these items from any supplier. If FRANCHISEE proposes to purchase or lease any brand which is not then approved by BDI, FRANCHISEE shall first notify BDI and shall submit to BDI, upon its request, sufficient specifications, photographs, drawings and/or other information or samples for determination by BDI whether such brand of inventory, parts, components, accessories, signs and equipment complies with its standards and specifications, which determination will be made and communicated to FRANCHISEE in writing within a reasonable time.

         (D) BDI LOCATION OPENING. Upon completion of FRANCHISEE'S training program, as described in paragraph 8 of this agreement, and within fifteen (15) days after BDI'S determination that the premises described herein are in suitable condition and comply with the standards and specifications prescribed by BDI, FRANCHISEE agrees to open the BDI LOCATION for business and commence the conduct of business. BDI will assist FRANCHISEE in the opening of the BDI LOCATION.



                                       4.

         (E) TERMINATION OF FRANCHISEE FOR FAILURE TO OPEN BDI LOCATION. If the FRANCHISEE fails to complete preparation of the BDI LOCATION and open the BDI LOCATION for business within one hundred eighty (180) days after execution of this Agreement, BDI shall have the right to terminate this Agreement, effective upon delivery to FRANCHISEE of written notice of termination. In the event of such termination and upon delivery to BDI of all releases, waivers and other instruments required to rescind fully all agreements, purchases and other transactions between BDI and FRANCHISEE, BDI shall refund to FRANCHISEE that part of the initial franchise fee paid by FRANCHISEE, less Two Thousand Five Hundred Dollars ($2,500.00) for training and administrative expense (or actual costs incurred), whichever is greater. BDI shall have the right and obligation, to repurchase at cost any or all equipment, supplies, inventory and training material, in unused condition, which it sold to FRANCHISEE.

         8.      TRAINING AND OPERATIONS ASSISTANCE.

         (A) TRAINING. Before the opening of the BDI LOCATION, BDI shall train FRANCHISEE in the operation of a BDI LOCATION. Such training shall take place at a time and place specified by BDI. Training will be conducted at the BDI home office at 18898 Beach Blvd., Huntington Beach, CA 92646 and at FRANCHISEE'S location. Training will be for one week at each location. Training at home office will be completed within sixty (60) days after signing this agreement. Training at Franchisee's location will be completed prior to and during first week of operation of Franchisee's BDI LOCATION. FRANCHISEE shall be responsible for any travel and living expenses incurred in connection with the training program. Training will cover four distinct areas: (1) Operation of a BDI LOCATION; (2) Purchasing and financing motorcycles, parts, and accessories; (3) Sales and marketing; (4) Business and systems procedures. Initial training class may be attended by three persons, one of which must be FRANCHISEE.

         (B) REQUIREMENT OF COMPLETION OF TRAINING/FAILURE TO COMPLETE. FRANCHISEE shall complete the training program provided by BDI. If BDI reasonably determines that FRANCHISEE is unable to complete satisfactorily the said training program, this Agreement shall terminate and upon delivery to BDI of all assignments, releases, waivers and other instruments required to rescind fully all agreements, purchases and other transactions between BDI and FRANCHISEE, BDI shall refund to FRANCHISEE that part of the initial franchise fee paid by FRANCHISEE to BDI pursuant to this agreement. BDI shall have the right, and obligation to repurchase at cost any or all equipment, supplies and training material, in unused condition, which it sold to FRANCHISEE.

         (C) HIRING OF EMPLOYEES AND TRAINING OF EMPLOYEES BY FRANCHISEE. FRANCHISEE shall hire all employees of the BDI LOCATION and be exclusively responsible for the terms of their employment, compensation and the training of such employees in the proper conduct of their jobs in operation of a BDI LOCATION. BDI will make available to FRANCHISEE training for new employees or updating those already employed. Such training and updating shall take place at a time and place specified by BDI. Training will be conducted at the BDI home office or at another BDI LOCATION designated by BDI. FRANCHISEE shall be responsible for any travel and living expenses incurred by such employees, in connection with the training.



                                       5.

         (D) OPERATIONS ASSISTANCE. BDI shall advise FRANCHISEE of problems arising out of the operation of the BDI LOCATION as disclosed by reports submitted to BDI by FRANCHISEE or by inspections conducted by BDI of the BDI LOCATION. BDI will furnish FRANCHISEE with such assistance in connection with the operation of the BDI LOCATION as is reasonably determined to be necessary by BDI from time to time. Operations assistance may consist of advice and guidance with respect to:

                 (1) proper utilization of procedures developed for a BDI LOCATION including sales and display procedures developed by BDI;

                 (2) additional services and products authorized for BDI LOCATIONS;

                 (3)      purchase of various products, materials and supplies;

                 (4) the institution of proper administrative, bookkeeping, accounting, inventory control, supervisory and general operating procedures for the effective operation of a BDI LOCATION

                 (5)      advertising and promotional programs.

         (E) GROUP PURCHASING OF INVENTORY AND SUPPLIES.    FRANCHISEE shall
have the right to participate on the same basis as other franchisees of BDI and BDI owned BDI LOCATIONS in group purchasing of motorcycles, parts, accessories, and other materials and supplies which BDI may from time to time develop and sponsor.

         (F) PRODUCT AVAILABILITY. During the term of this Agreement, BDI will make available for purchase by FRANCHISEE approved products necessary to operate a BDI LOCATION.

         (G) DELIVERY OF EQUIPMENT AND SERVICES. All of the specifications, equipment and inventory lists, training, equipment, operations manuals, and preopening operations assistance to be provided by BDI to FRANCHISEE pursuant to this Agreement shall be delivered within ninety (90) days after execution of this Agreement.

         9.      OPERATION OF BDI LOCATION.

         (A) OPERATING STANDARDS. FRANCHISE agrees to operate and maintain his BDI LOCATION in a manner consistent with the public image of a BDI LOCATION as a clean, modern and efficient retail motorcycle, parts and accessories store, providing high quality products and services. FRANCHISEE agrees to effect a maintenance program for the BDI LOCATION which will assure such condition, appearance and operation, including replacement of worn out or obsolete equipment and signs, repair of the interior and exterior of the BDI LOCATION, painting and periodic cleaning, consistent with the nature of the business of the BDI LOCATION and the reputation of BDI. If, at any time in BDI'S reasonable judgement, the general state of repair, appearance of cleanliness of the premises of the BDI LOCATION or its equipment or signs does not met BDI'S



                                       6.

standards therefor, BDI shall so notify FRANCHISEE specifying the action to be taken by FRANCHISEE to correct such deficiency. If FRANCHISEE fails or refuses to initiate corrective action within thirty (30) days after receipt of such notice, and thereafter continue, a bona fide program to undertake and complete any such required maintenance, BDI shall have the right, but shall not be obligated, to enter upon the premises of the BDI LOCATION and effect such repairs, painting and/or replacement of equipment or signs on behalf of FRANCHISEE and FRANCHISEE shall pay the entire costs thereof to BDI upon demand.

         (B) ALTERATIONS TO BDI LOCATION. FRANCHISEE agrees that he shall make no material alterations to the structural improvements or appearance of the BDI LOCATION nor shall FRANCHISEE make any material replacements or alterations to the equipment or signs of the BDI LOCATION without prior written approval of BDI, which shall not be unreasonably withheld.

         (C) UNIFORMITY, AUTHORIZED PRODUCTS AND SERVICES. Uniformity of products, procedures and services and the image such uniformity creates in the mind of the public are essential elements of a successful franchise chain. FRANCHISEE therefore agrees to offer motorcycles, parts, accessories, services and products which BDI from time to time authorizes for BDI LOCATIONS FRANCHISEE agrees to submit written requests for authorization of additional products or services to be offered for sale at FRANCHISEE'S BDI LOCATION. FRANCHISEE further agrees that the BDI LOCATION will not, without prior written approval by BDI, offer any other products or services nor shall the BDI LOCATION or the premises it occupies be used for any purpose other than the operation of an authorized BDI LOCATION in compliance with the terms of the Agreement. BDI agrees to allow FRANCHISEE the right to operate at its BDI location, a custom paint department to service motorcycles exclusively. FRANCHISEE agrees to comply with all BDI operational specifications.

         (D) USE OF APPROVED PRODUCTS. Consistency of quality in the products and services offered by BDI is essential to the maintenance and enhancement of BDI'S reputation and the good will it has generated by the sale of high quality products and the efficient delivery of high quality services to its customers. For these reasons FRANCHISEE agrees that all motorcycles, parts, accessories and other inventory, materials and supplies used in the operation of the BDI LOCATION shall be purchased by FRANCHISEE from the list of types or brands approved by BDI as meeting its specifications and standards. If FRANCHISEE desires to use in the operation of the BDI LOCATION any type or brand of motorcycles, accessories and other inventory, materials and supplies which is not then approved by BDI as meeting its standards and specifications, FRANCHISEE shall first notify BDI, in writing, and shall upon request by BDI submit samples and such other information as BDI reasonably requires for examination and/or testing to determine otherwise whether such product meets its standards and specifications. BDI shall notify FRANCHISEE within a reasonable time whether it approves such product. The BDI LOCATION shall at all times maintain an inventory of motorcycles, parts, accessories and other inventory, materials and supplies, sufficient to satisfy customer demand and operate efficiently. The parties agree that the amount of inventory valued at 1994 prices deemed to be adequate for the operation of the BDI location, in a satisfactory manner, is the sum of One Hundred Thousand ($100,000.00).



                                       7.

         (E) MATERIALS IMPRINTED WITH NAMES AND MARKS. FRANCHISEE shall in the operation of the BDI LOCATION utilize letterheads, business cards, forms and other materials imprinted with the Names and Marks as prescribed from time to time by BDI.

         (F) STANDARDS, SPECIFICATIONS AND PROCEDURES. FRANCHISEE agrees as a material part of the consideration of this Agreement to comply with all mandatory standards, specifications and operating procedures relating to the operation of a BDI LOCATION, including but not limited to the following:

                 (1)      use of standard sales and operating procedures;

                 (2)      general appearance of employees;

                 (3) use of quality products and high standards of methods and procedures relating to retail business;

                 (4)      use of Names and Marks;

                 (5) prescribed hours of operation during which the BDI LOCATION will be open for business;

                 (6) use of standard forms, programs, formats, and records keeping including the preparation and retention of duplicate customer sales slips and related documents;

                 (7) identification of the FRANCHISEE as the owner of the BDI LOCATION; and

                 (8) proper use and illumination of BDI signs, posters, displays and other advertising and promotional displays as prescribed by BDI from time to time.

BDI agrees that all such standards, specifications, procedures and operating requirements shall be reasonable and consistent with the obligations of FRANCHISEE under the lease or deed for the premises of the BDI LOCATION and applicable ordinances. Mandatory standards, specifications and operating procedures prescribed from time to time by BDI in the procedures and operating manuals for BDI LOCATIONS or otherwise communicated to FRANCHISEE in writing, shall constitute provisions of this Agreement as if fully set forth herein.
All references herein to this Agreement shall include all such mandatory standards, specifications and operating procedures. BDI reserves the absolute right to change, modify, add to or delete any and all standards, specifications and operating procedures.

         (G) COMPLIANCE WITH LAW AND GOOD BUSINESS PRACTICES. FRANCHISEE shall secure, file and maintain in full force and effect all required licenses, permits, certificates, notices and disclosures relating to the operation of a BDI LOCATION and shall operate the BDI LOCATION in full compliance with all applicable federal, state and local statutes, regulations, and ordinances, including but not limited to all government regulations relating to retail facilities, occupational hazards and health, workers' compensation insurance, federal and state withholding and payment of federal and state income taxes, social security taxes and sales taxes.



                                       8.

All advertising and promotion by FRANCHISEE shall be completely factual and shall conform to the highest standards of ethical advertising. FRANCHISEE agrees to refrain from any business or advertising practice which may be injurious to the business and good name of BDI and the reputation and good will associated with Names and Marks of BDI and BDI LOCATIONS.

         (H) PRICES FOR PRODUCTS AND SERVICES DETERMINED BY FRANCHISEE. From time to time BDI way advise FRANCHISEE of prices for products and services offered by BDI LOCATIONS which BDI in its considered judgment believes to be appropriate and consistent with good business practice. FRANCHISEE shall not be obligated to accept any such advice and shall have the sole right to determine the prices to be charged by the BDI LOCATION. FRANCHISEE understands and agrees that such advice furnished by BDI shall in no way be deemed or construed to impose upon FRANCHISEE any obligation to charge any fixed, minimum or maximum price for any product or service offered for sale by the BDI LOCATION

         (I) DUTY TO MANAGE AND AVOID CONFLICTING OR COMPETING INTERESTS. The BDI LOCATION shall at all times be under the direct, on-premises supervision of FRANCHISEE and/or a trained and competent employee. FRANCHISEE shall keep BDI informed at all times of the identity of any employee(s) acting as manager(s) of the BDI LOCATION. FRANCHISEE agrees that he will at all times faithfully, honestly and diligently perform his obligation under this Agreement and that he will continuously exert his best efforts to promote and enhance the business of the BDI LOCATION. FRANCHISEE further agrees not to engage in any business which will detract from or conflict with his obligation hereinunder.

         (J) INSURANCE. FRANCHISEE shall at all times during the term of this Agreement or any amendment or renewal hereto maintain in full force and effect at his sole expense, comprehensive, public and product insurance against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the operation of the BDI LOCATION or otherwise in conjunction with conduct of business by FRANCHISEE pursuant to this franchise. Such insurance coverage shall be maintained under one or more policies of insurance containing a comprehensive general liability policy including products liability in the minimum amount of $500,000/$500,000 bodily injury liability and $500,000 property damage liability, an "umbrella" package in the amount of $1,000,000, or such other amounts as BDI my reasonably request for the operation of the premises. All such liability insurance policies shall name BDI as an additional insured and shall provide that BDI receives thirty
(30) days prior written notice of termination, expiration or cancellation of any such policy. BDI may reasonably increase the minimum liability protection requirement annually to reflect inflation or higher damage awards in public or product liability litigation. FRANCHISEE shall have his insurance carriers submit to BDI annually a statement of coverage. All policies shall be renewed and evidence of renewal mailed to BDI prior to the expiration date. If FRANCHISEE at any time fails or refuses to maintain any insurance coverage required by BDI or to furnish satisfactory evidence thereof, BDI at its option and in addition to its other rights and remedies hereunder, may, but need not, obtain such insurance coverage on behalf of the FRANCHISEE and



                                       9.

FRANCHISEE shall pay to BDI on demand any costs and premiums incurred by BDI in connection therewith. FRANCHISEE is responsible for all loss or damage and contractual liability to third persons originating in or in connection with the operation of a BDI LOCATION and for all claims or demands for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom. FRANCHISEE agrees to defend, indemnify and hold BDI harmless from and with respect to any such claims, losses, or damages as hereinabove described.

         (K) OPERATIONS MEETINGS. From time to time BDI will call operations meetings. These meetings will be held regionally where feasible to keep expense and time loss for FRANCHISEE to a relative minimum. Attendance at operations meetings is mandatory for FRANCHISEE or his Manager(s).

         10. PROCEDURES AND OPERATING MANUALS. BDI will license to FRANCHISEE, to use during the term of the franchise, a proprietary special design computer software program and one or more copies of procedures and operating manuals for BDI LOCATIONS containing mandatory and suggested standards, specifications and operating procedures for BDI LOCATIONS and up-to-date information relative to such standards, specifications and operating procedures along with other obligations of FRANCHISEE hereunder with respect to the operation of a BDI LOCATION. BDI shall have the right to add to and otherwise modify the procedures and operating manuals from time to time to reflect changes in authorized products and services, product quality or standards of service or the operation of a BDI LOCATION provided that no such addition or modification shall alter FRANCHISEE'S fundamental status and rights under this Agreement. The operating and procedures manuals contain proprietary information of BDI and FRANCHISEE agrees to keep the computer software program and the operating and procedures manuals confidential at all times during and after the terms of the franchise.

         11. TRADE SECRETS. FRANCHISEE as a material part of the consideration for this Agreement understands and agrees that his knowledge of the operation of a BDI LOCATION will be derived from information disclosed to FRANCHISEE by BDI pursuant to the franchise and that certain such information is proprietary, confidential and a trade secret of BDI. FRANCHISEE agrees that he will maintain the absolute confidentiality of all such information during and after the term of the franchise and that he will not use any such information in any other business or in any manner not specifically authorized or approved by BDI.

         12. ADVERTISING AND PROMOTION. FRANCHISEE agrees that it is essential for the growth of the BDI franchise chain that he participates and cooperates in advertising programs and other promotional activities. Accordingly, FRANCHISEE agrees to contribute to an advertising trust fund administered by BDI, or its designated agent. (Paragraph 6 section A of Offering Circular and Paragraph 5, this Agreement). The said monies shall be used by BDI exclusively for advertising and promotional purposes. Advertising and promotional purposes may include, but are not limited to, radio and television advertising, newspaper advertisements, and the production and distribution of such advertising. BDI agrees to provide FRANCHISEE with an annual statement of the receipts and disbursements of the advertising trust fund. It is understood by BDI and Franchisee, that after BDI has five (5) franchises open and operating, an executive advertising committee will be selected by BDI, that will include Franchisees. This committee will be instrumental in administering the distribution of the advertising trust monies. Such Committee will provide advertising beneficial to all BDI LOCATIONS and not favor certain locations to the exclusion of other locations.



                                      10.

         The uncommitted reserve in the advertising trust fund will be reconciled with expenditures annually at the close of BDI'S fiscal year to limit the reserve to an amount not greater than the most recent ninety (90) day expenditure or the succeeding ninety (90) day planned expenditure. BDI shall thereafter notify FRANCHISEE of the appropriate pro rata reduction of FRANCHISEE'S advertising trust fund contributions until the excess in the uncommitted reserve, if any, is depleted.

         13.     RECORDS KEEPING STANDARDS AND REPORTING PROCEDURES.

         (A) RECORDS AND ACCOUNTING. FRANCHISEE shall establish a record keeping, bookkeeping and accounting system IN conformance with the requirements prescribed by BDI including, but not limited to, the use and retention of sales records, invoices, payroll records, check stubs, bank deposit receipts, sales tax records and returns, cash disbursements journals and general ledgers.

         (B) BUSINESS REPORTS AND TAX RETURNS. FRANCHISEE shall furnish to BDI, in accordance with BDI'S procedures and operating manual for BDI LOCATIONS, the following:

                 (1) by Monday of each week on the business report form, a report of the gross and net revenues of the BDI LOCATION for the preceding week together with all information required by BDI as part of the weekly business report procedure;

                 (2) within thirty (30) days after the date federal and state income tax and sales tax returns are filed, FRANCHISEE shall provide BDI with exact copies of such returns and all schedules attached thereto.

         (C) FINANCIAL STATEMENTS. FRANCHISEE shall furnish to BDI in the form prescribed by BDI:

                 (1) within thirty (30) days after the end of each month, a monthly profit and loss statement from the beginning of FRANCHISEE'S fiscal year to the end of the preceding month for the BDI LOCATION, prepared, verified and signed by FRANCHISEE; and

                 (2) within sixty (60) days after the end of each fiscal year of the BDI LOCATION, an unaudited annual statement of profit and loss and source and application of funds of the BDI LOCATION for the fiscal year and a balance sheet for the BDI LOCATION as of the end of the fiscal year, compiled or reviewed by an independent public accountant or a certified public accountant in accordance with standards published by the A.I.C.P.A., verified and signed by FRANCHISEE as to the information furnished to such accountant.

         BDI acknowledges that all information provided by FRANCHISEE pursuant to paragraph (B) and (C) is confidential and will not be disclosed to third parties.



                                      11.

         (B) FRANCHISEE acknowledges the right of BDI and its affiliates to use the Marks, including any additions, deletions, or changes thereto, in connection with the products and services to which they are or may be applied by BDI and its affiliates, and represents, warrants and agrees that FRANCHISEE shall not, either during the term of this Agreement or after the expiration or other termination hereof, directly or indirectly contest or aid in contesting the validity, ownership, registration, or use of the marks or any additions, deletions or changes thereto by BDI, or take any action whatsoever in derogation of the rights claimed therein by BDI.

         (C) The License granted to Franchise under this Agreement to use the Marks is nonexclusive, and BDI, in its sole and absolute discretion, has the right to grant other licenses in, to and under those names and marks in addition to those licenses already granted, and to develop and license other names and marks an any such terms as BDI deems appropriate.

         (D) Nothing contained in this Agreement shall be construed to vest in FRANCHISEE any right, title or interest in or to any of the Marks, the goodwill now or hereafter associated therewith, or any right in the design of any building or premises, other than rights and license expressly granted herein for the term hereof.

         (E) FRANCHISEE shall not use any of the Marks in connection with any statement or material which may, in the judgement of BDI, be in bad taste or inconsistent with BDI'S public image or tend to bring disparagement, ridicule or scorn upon BDI, any of the Marks, or the goodwill associated therewith. FRANCHISEE shall not adopt, use, display or register, in whole or in part, any trademarks, service marks, trade names, logos, insignia, slogans, emblems, symbols, designs or other identifying characteristics. Neither FRANCHISEE nor any entity directly or indirectly affiliated with FRANCHISEE shall adopt, use or register (by filing a certificate or articles of incorporation, a fictitious business name statement, or otherwise) any trade or business name, style or design which includes, or is similar to, in whole or in part, any of the Marks or any other of BDI'S trademarks, service marks, trade names, logos, insignia, slogans, emblems, symbols, designs or other identifying characteristics.

         (F) BDI shall have the right at any time and from time to time upon notice to FRANCHISEE to make additions to, deletions from, and changes in any of the Marks, or any of them, all of which shall be as effective as if they were incorporated in this Agreement. All such additions, deletions and changes shall be made in good faith, on a reasonable basis and with a view toward the overall best interests of the System. No such addition, deletion or change will cause any change in any of FRANCHISEE'S financial obligations to BDI.

         (G) LIMITATIONS ON USE OF NAMES AND MARKS BY FRANCHISEE. FRANCHISEE agrees to use the Names and Marks during the term of the franchise as the sole servicemark and tradename identification of the BDI LOCATION. FRANCHISEE shall not use during the term of the franchise any Name and Mark as part of any corporate name or with any prefix, suffix or other modifying words, terms, designs or symbols, or any modified form, nor may FRANCHISEE use any Name or Mark in connection with the sale of any unauthorized product or service or in any other manner not explicitly authorized in writing by BDI.

         (H) NOTIFICATION OF INFRINGEMENT AND CLAIMS. FRANCHISEE shall immediately notify BDI of any apparent infringement of or challenge to FRANCHISEE'S use of any Name or Mark.

         (I) INDEMNIFICATION. BDI agrees to indemnify FRANCHISEE for all damages for which he is held liable in any proceeding arising out of his use of any Name or Mark, pursuant to and in compliance with this Agreement and for all costs reasonably incurred by FRANCHISEE in the defense of any such claim brought against him or in any such proceeding in which he is named as a party, provided that FRANCHISEE has timely notified BDI of such claim or proceeding and has otherwise complied with this Agreement, and further provided that if it becomes advisable at any tine in the sole discretion of BDI for FRANCHISEE to modify or discontinue use of any Name or Mark, and/or use additional or substitute Names or Marks, FRANCHISEE agrees to do so and the sole obligation of BDI in any such event shall be to reimburse FRANCHISEE for the out-of-pocket costs of



                                      12.

complying with this obligation. BDI, at its sole discretion may elect to defend or participate in the defense or prosecution of any action relating to the protection of the Service Mark and to protect the FRANCHISEE against claims of infringement or unfair competition with respect to the Service Mark. In such event, BDI will have the sole discretion to take such action as it deems appropriate. FRANCHISEE is not precluded from taking over a cause of action should BDI decide not to procede with same.

         15.     INSPECTIONS AND AUDITS.

         (A) RIGHT OF INSPECTION. In order to determine whether FRANCHISEE is in compliance with this Agreement, BDI shall have the right at any time during business hours, without prior notice to FRANCHISEE, to inspect the BDI LOCATION and the business records, bookkeeping and accounting records, invoices, payroll records, check stubs, bank deposit receipts, sales tax records and returns, sales records and other supporting records and documents and the inventory of products, materials and supplies of the BDI LOCATION.

         (B) RIGHT TO AUDIT. BDI shall have the right at any time during business hours, and without prior notice to FRANCHISEE, to audit or cause to be audited the weekly business reports, tax returns, and schedules and other forms, information and supporting records which FRANCHISEE is required to submit to BDI hereunder and the books and records of the BDI LOCATION and of any corporation or partnership which owns or operates the BDI LOCATION. In the event any such audit shall disclose an understatement of the gross receipts of the BDI LOCATION for any period or periods , FRANCHISEE shall pay to BDI within fifteen (15) days after receipt of the audit report, the recurring franchise fee plus any required advertising trust account contribution due on the amount of such understatement. Further, in the event such understatement for any period or periods shall be greater than three (3%) percent, FRANCHISEE shall reimburse BDI for the cost of such audit, including, but not limited to, the fee of any independent accountant and the travel expenses, room, board and compensation of employees of BDI, unless FRANCHISEE demonstrates that such understatement resulted from inadvertent error.

         16.     TERMINATION OF FRANCHISE.

         (A) BY FRANCHISEE. If FRANCHISEE is in substantial compliance with this Agreement and BDI breaches this Agreement and fails to cure such breach within thirty (30) days after written notice thereof is delivered to BDI, FRANCHISEE may terminate this Agreement effective ten (10) days after delivery to BDI of notice thereof. The termination of this Agreement by FRANCHISEE without complying with the foregoing requirement or for any reason other than breach of this Agreement by BDI and BDI'S failure to cure such breach within thirty (30) days after receipt of written notice thereof shall be deemed a termination by FRANCHISEE without cause.
         (B) BY BDI. In addition to BDI'S right to terminate this Agreement in the event of the failure of FRANCHISEE to lease or purchase a premises for the BDI'S LOCATION to develop or open the BDI'S LOCATION as provided in subparagraph (A) of paragraph 5 herein or upon BDI'S determination that FRANCHISEE is unable to complete satisfactorily prescribed training as provided in subparagraph (B) of paragraph 6 herein, BDI may terminate this Agreement effective upon delivery of notice of termination to FRANCHISEE, if FRANCHISEE or the BDI LOCATION



                                      13.

                 (1) makes an assignment for the benefit of creditors or an admission of his inability to pay his obligations as they become due;

                 (2) files a voluntary petition in bankruptcy or any pleading seeking any reorganization, liquidation or disolution under any law, or admitting or failing to contest the material allegations of any such pleading filed against him or is adjudicated a bankrupt or insolvent or a receiver is appointed or a substantial part of the assets of FRANCHISEE or BDI LOCATION are abated or subject to a moratorium under any law;

                 (3) abandons or surrenders or transfers control of the operation of the BDI LOCATION or fails actively to operate the BDI LOCATION, unless precluded from doing so by damage to the premises of the BDI LOCATION, war or civil disturbance, natural disaster, or other event beyond FRANCHISEE's control;

                 (4) suffers cancellation of, or fails to renew or extend the lease for, or otherwise fails to maintain possession of, the premises of the BDI LOCATION identified herein or a substitute premises approved by BDI;

                 (5) submits to BDI on two (2) or more separate occasions at any time during the term of the franchise, a weekly business report, tax return or schedule or other information or supporting records which understates the gross receipts of the BDI LOCATION by more than three (3) percent for any period of time, unless FRANCHISEE demonstrates to the satisfaction of BDI that such understatement results from inadvertent error;

                 (6) fails or refuses to submit when due, weekly reports, tax returns, schedules or other information or supporting records, whether or not such failure or refusal is corrected after notice thereof is delivered to FRANCHISEE;

                 (7) operates the BDI LOCATION in a manner which presents a health or safety hazard to its customers, employees or the public;

                 (8) makes an unauthorized assignment of the franchise or ownership of FRANCHISEE as hereinafter defined in paragraph 17 and 18;

                 (9) operates the BDI LOCATION in a manner in violation of or inconsistent with all applicable federal, state and local statutes, regulations, rules and ordinances, including, but not limited to, all government regulations relating to retail stores;

                 (10) fails or refuses to pay any amount owed to BDI for recurring franchise fees, advertising trust account contributions, any products purchased from BDI or any amounts due to BDI or fails or refuses to comply with any mandatory standards, specifications or operating procedures prescribed by BDI relating to the quality of products, cleanliness or sanitation and does not correct such failure or refusal within ten (10) days after written notice thereof is delivered to FRANCHISEE. Said notice shall describe what corrective action FRANCHISEE must take; or



                                      14.

                 (11) fails to comply with any other provision of this Agreement or any other mandatory standard, specification or operating procedures prescribed by BDI and does not correct such failure within thirty (30) days after written notice of such failure to comply is delivered to FRANCHISEE, provided that if such failure can not reasonably be corrected within thirty (30) days, then FRANCHISEE must initiate a program of corrective action within such thirty (30) day period and thereafter continue such program of corrective action so that such failure may be corrected within a reasonable time thereafter. The written notice of failure as herein described shall describe to FRANCHISEE what corrective action he must take.

         17.     FRANCHISEE'S RIGHTS AND OBLIGATIONS UPON TERMINATION OR
EXPIRATION.

         (A) PAYMENTS OF AMOUNTS OWED TO BDI. FRANCHISEE agrees to pay to BDI within fifteen (15) days after the effective date of termination or expiration such recurring franchise fees, advertising trust account contributions, amounts owed for products purchased by FRANCHISEE from BDI and other amounts owed to BDI which are then unpaid.

         (B) RETURN OF PROPRIETARY OR CONFIDENTIAL MATERIALS. FRANCHISEE further agrees that upon termination or expiration of the franchise, he will immediately return to BDI all copies of proprietary and confidential materials including, but not limited to, BDI'S computer software program and all operating and procedures manuals.

         (C) REPURCHASE. Except as otherwise specified herein, BDI shall have the right and obligation, to repurchase at cost any and all equipment, inventory, supplies and training material which it sold to FRANCHISEE.

         (D) CANCELLATION OF ASSUMED NAMES AND TRANSFER OF TELEPHONE NUMBERS. FRANCHISEE further agrees that upon termination or expiration of the franchise, he will take such action as may be required to cancel all fictitious business names or registrations relating to his use of any Name or Mark and to notify the telephone company and all listing agencies of the termination or expiration of FRANCHISEE'S right to use any telephone numbers and any classified and other telephone directory listings with any Name or Mark or with the BDI LOCATION and to authorize transfer of same to BDI or its franchisee.

         (E) MODIFICATION OF AGREEMENT BY FRANCHISEE. This Agreement may be modified by FRANCHISEE only by written agreement with BDI.

         (F) MODIFICATION OF AGREEMENT BY BDI. This Agreement may be modified by BDI only by written agreement with FRANCHISEE.

         (G) ASSIGNMENT BY BDI. This agreement is fully assignable by BDI, and BDI remains liable for the performance of its obligations hereunder.

         (H) DEATH OR INCAPACITY OF FRANCHISEE. The Franchise way be transferred to the heirs or personal representative of the FRANCHISEE upon the death or incapacity of FRANCHISEE upon written approval of BDI on the same terms and conditions as any other assignment of the franchise.



                                      15.

         (I) REMOVAL OF ALL SIGNS AND IDENTIFICATION. FRANCHISEE further agrees upon termination or expiration of the franchise, he will immediately remove all BDI signs and identification from the premises, and immediately and permanently discontinue the use of the Names and Marks.

         (J) COVENANT NOT TO COMPETE. If this Agreement is terminated prior to its expiration by BDI in accordance with the provisions of this Agreement or by FRANCHISEE without cause, FRANCHISEE agrees that for a period of two (2) years commencing on the effective date of termination of this Agreement, or the date which FRANCHISEE ceases to conduct the business conducted pursuant to this Agreement, whichever is later, he will not have any interest as owner (except of publicly traded securities), partner, director, officer, employee consultant, representative or agent, or in any other capacity, in any business offering substantially the same products and services offered by a BDI LOCATION and located within the county wherein the BDI LOCATION or any BDI LOCATION is located. If this Agreement is terminated as to any one location, in the event FRANCHISEE operates other and different locations in other counties, this covenant shall have application only to the county in which the terminated location was operational. THIS COVENANT NOT TO COMPETE MAY NOT BE ENFORCEABLE UNDER CALIFORNIA LAW.

         (K) CONTINUING OBLIGATION. All obligations of BDI and FRANCHISEE which expressly or by their nature survive the expiration or termination of the franchise shall continue in full force and in effect subsequent to and notwithstanding the expiration or termination of this Agreement and until they are satisfied in full or by their nature expire.

         (L) FRANCHISEE'S RIGHT TO SELL BDI LOCATION. If BDI terminates the franchise for a cause other than those specified in paragraph 16 (B), subparagraphs (3), (4), and (8) of this Agreement, or elects not to renew the franchise, FRANCHISEE for a period of ninety (90) days commencing on the date of notice of termination or nonrenewal shall have the right to elect to attempt to sell the BDI LOCATION to a person reasonably acceptable to BDI as a BDI LOCATION franchisee, providing that the provisions of paragraph (17), subparagraphs (B) and (D) shall be applicable to any proposed sale of the BDI LOCATION pursuant to this paragraph. FRANCHISEE'S right to elect hereunder shall be contingent upon FRANCHISEE reasonably establishing that:

         (1) FRANCHISEE will make a bona fide effort to sell the BDI LOCATION to an acceptable person;

         (2) until the closing of such sale or the prior expiration or termination of FRANCHISEE'S right to sell the BDI LOCATION pursuant to this paragraph, the BDI LOCATION will be operated in compliance with this AGREEMENT; and

         (3) all amounts owed to BDI pursuant to this Agreement will be paid to BDI at or prior to the closing of such sale. FRANCHISEE shall deliver to BDI within the ten (10) day period referred to above, a written notice of his election to make a bona fide effort to sell the BDI LOCATION to an acceptable person. FRANCHISEE'S right to sell the BDI LOCATION pursuant to this paragraph shall expire, in the case of nonrenewal of the franchise, at the expiration date of the franchise, and in the case of a termination of the franchise, ninety (90) days after the initial effective date of termination indicated in the notice from BDI or such earlier date as BDI reasonably determines that FRANCHISEE has abandoned a bona fide effort to effect a sale of the BDI LOCATION or fails to operate the BDI LOCATION in compliance with this Agreement.

         (4) If a contract to purchase is entered into and the closing date is extended beyond the ninety (90) day period, said period for termination shall be extended so as to permit the closing of the sale to an acceptable franchisee.



                                      16.

         18.     ASSIGNMENT.

         (A) BY BDI. This Agreement is fully assignable by BDI and shall inure to the benefit of any assignee or other legal successor to the interest of BDI herein, provided that BDI will subsequent to any such assignment remain liable for the performance of its allegations under this Agreement. The franchise may be transferred to the heirs or personal representative of FRANCHISEE upon the death or incapacity of FRANCHISEE upon the written approval of BDI on the same terms and conditions as any other assignment of the franchise.

         (B) FRANCHISEE MAY NOT ASSIGN WITHOUT APPROVAL OF BDI. The franchise is personal to FRANCHISEE and neither the franchise (except as hereinafter provided with respect to assignment to a partnership or a corporation) nor any part of the ownership of FRANCHISEE may be voluntarily, involuntarily directly or indirectly assigned, subdivided, subfranchised or otherwise transferred by FRANCHISEE or its owners (including Will, declaration of or transfer in trust or the laws of intestate succession) without the prior written approval of BDI and any such assignment or transfer without such approval shall constitute a breach hereof. BDI shall not unreasonably withhold its approval of an assignment or transfer of the franchise to proposed assignees or transferees who meet BDI'S then applicable standards for franchisees and who are willing to execute and be bound by all provisions of BDI'S then current form of Franchise Agreement, which shall provide for the then applicable rates of recurring franchise fees, advertising trust fund contributions payable thereunder and a term equal to the remaining term of the franchise. BDI shall not charge such assignee an initial franchise fee for the franchise, but will charge FRANCHISEE a transfer fee of Two Thousand Five Hundred ($2,500.00) Dollars. Any and all obligations of FRANCHISEE, hereunder shall he fully paid and satisfied prior to BDI'S approval of an assignment or transfer.

         (C) ASSIGNMENT TO PARTNERSHIP OR CORPORATION. The franchise may be assigned to a partnership or corporation which conducts no business other than the BDI LOCATION (and other BDI LOCATIONS under franchise agreements with BDI), which is actively managed by FRANCHISEE and in which FRANCHISEE owns and controls not less than fifty-one (51) percent of the general partnership interest or the equity and voting power, provided that all partners or shareholders shall execute an Assignment Agreement undertaking to be bound jointly and severally by all provisions of this Agreement and all issued and outstanding stock certificates of such corporation shall bear a legend reflecting or referring to the restrictions of subparagraph (B) of this paragraph 18.

         (D) BDI'S RIGHT OF FIRST REFUSAL. If FRANCHISEE or its owners shall at any time determine to sell the BDI LOCATION or an ownership interest in the franchise, FRANCHISEE or its owners shall notify BDI, in writing, of the proposed terms of sale. FRANCHISEE shall submit its terms to BDI, which shall, for a period of thirty (30) days from the date of delivery of such offer, have the right, to exercise the right granted by written notice to FRANCHISEE or its owners, to purchase the BDI LOCATION or such ownership interest for the price, terms, and conditions maintained in such offer. If BDI does not exercise this right of first refusal, FRANCHISEE may then offer the location or an interest in the franchise to third parties and, provided there is not more than a 10% deviation in the stated purchase price, FRANCHISEE may proceed to conclude such sale. Any sale which discounts the offered selling price by more than 10% cannot be concluded until FRANCHISEE again complies with the provisions of this section.



                                      17.

         19.     ENFORCEMENT.

         (A) JUDICIAL ENFORCEMENT, INJUNCTIVE AND OTHER EQUITABLE RELIEF. FRANCHISEE acknowledges and agrees as a material part of the consideration for this Agreement that the damages to be suffered by BDI and other BDI FRANCHISEES as a result of the violation of the provisions of this Agreement relating to FRANCHISEE'S use of the Names and Marks of BDI, the obligations of FRANCHISEE with respect to advertising and the obligations of FRANCHISEE upon termination or expiration of this Agreement and assignment of the franchise and ownership interests in the franchise will be in an immeasurable amount and neither BDI nor other BDI FRANCHISEES will have an adequate remedy at law. For these reasons, BDI shall be entitled without bond to the entry of temporary and permanent injunctions and orders of specific performance enforcing the provisions of this Agreement relating to FRANCHISEE'S use of the Names and Marks, the obligations of FRANCHISEE with respect to advertising, the obligations of FRANCHISEE upon termination or expiration of this Agreement and assignment of the franchise and ownership interests in the franchise. And further, BDI shall be entitled to the entry of temporary and permanent injunctions and orders of specific performance to prohibit any act or emission by FRANCHISEE or employees of the BDI LOCATION that constitute a violation of any law, ordinance, or regulation, is dishonest or misleading to customers of the BDI LOCATION or other BDI LOCATIONS, constitutes a danger to employees or customers of the BDI LOCATION or to the public, or my impair the goodwill associated with the Names and Marks and BDI LOCATIONS. If BDI secures any such injunctive orders or orders for specific performance, FRANCHISEE agrees to pay BDI an amount equal to the aggregate of its cost of obtaining such relief, including, but not limited to, reasonable attorney's fees, costs of investigation and proof of facts, court costs, other litigation expenses, travel and living expenses, and any damages incurred by BDI as a result of the breach of any such provision including interest from date of breach, at the then current prime rate plus two (2%) percent.

         (B) JURISDICTION, VENUE AND WAIVER OF JURY TRIAL. FRANCHISEE acknowledges and agrees that this Agreement is entered into in the City of Huntington Beach, County of Orange, State of California and that any action commenced for the purpose of enforcing the terms and provisions hereof may be commenced in the following courts:

                 (1) the United States District Court, Court of general jurisdiction for the state, or inferior court for the judicial district in which FRANCHISEE'S BDI LOCATION is located.



                                      18.

It is mutually agreed by and between the parties hereto that the respective parties shall and they hereby do, waive trial by jury in any action, proceeding or counterclaim, whether at law or equity brought by either of the parties hereto against the other or any matters whatsoever arising out of, or in any way connected with, this Agreement or the performance by the parties of this Agreement.

         (C) ARBITRATION. Except insofar as BDI elects to enforce this Agreement by judicial process, injunction or specific performance as hereinabove provided, all disputes and claims arising out of this Agreement and/or standards, specifications and operating procedures and/or any other obligations of FRANCHISEE or BDI or any claim that any portion of this Agreement, any standard specification or operating procedure or other obligation of the FRANCHISEE or BDI is illegal or otherwise unenforceable under any law, ordinance, regulation or ruling shall be settled by three member arbitration in the County of Orange, State of California, under the United States Arbitration Act (9 U. S. C. SS1 et seq.), if applicable, and the Rules of CCP 1060, provided that the arbitrators shall award, or include in their awards, the specific performance of this Agreement unless he determines that performance is impossible. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof or of BDI or FRANCHISEE. During the pendency of an arbitration proceeding hereunder, FRANCHISEE and BDI shall fully perform this Agreement.

         (D) SEVERABLITY AND SUBSTITUTION OF VALID PROVISIONS. All provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein and partially valid and enforceable provisions shall be enforced to the extent valid and enforceable. If any applicable law or rule requires a greater prior notice of the termination or of refusal to renew this Agreement than is required hereunder, or the taking of some action not required hereunder, the prior notice and/or other action required by such law or rule shall be substituted for the notice requirements hereof.

         (E) WAIVER OF OBLIGATIONS. BDI AND FRANCHISEE may by written instrument unilaterally waive any obligation of, or restriction upon, the other under this Agreement. No acceptance by BDI of any payment by FRANCHISEE and no failure, refusal or neglect of BDI or FRANCHISEE to exercise any right under this Agreement or to insist upon full compliance by the other with its obligations hereunder, including but not limited to any mandatory standards, specifications or operating procedure, shall constitute a waiver of any provision of this Agreement.

         (F) FRANCHISEE MAY NOT WITHHOLD PAYMENTS DUE BDI. FRANCHISEE agrees that he will not withhold payment of any recurring franchise fee, advertising trust fund contribution, amounts owed to BDI for products purchased by FRANCHISEE or any other amounts owed to BDI on grounds of the non-performance by BDI of any of its obligations hereunder.



                                      19.

All such claims by FRANCHISEE, if not otherwise resolved by BDI and FRANCHISEE shall, at the option of BDI, be submitted to arbitration as provided in paragraph 19, subparagraph (C).

         (G) RIGHTS OF PARTIES ARE CUMULATIVE. The rights of BDI and FRANCHISEE hereunder are cumulative and no exercise or enforcement by BDI or FRANCHISEE of any right or remedy hereunder shall preclude the exercise or enforcement by BDI or FRANCHISEE of any other right or remedy hereunder or which BDI or FRANCHISEE is entitled by law to enforce.

         (H) GOVERNING LAW. Except to the extent governed by applicable federal laws and regulations and the United States Arbitration Act, this Agreement and the franchise shall be governed by the State of California.

         (I) BINDING EFFECT. This Agreement is binding upon the parties hereto and their respective heirs, assigns and successors in interest.

         (J) CONSTRUCTION. The preliminary statements are parts of this Agreement which constitutes the entire Agreement of the parties and there are no other oral or written understandings or agreements between BDI and FRANCHISEE relating to the subject matter of this Agreement, except as specifically referred to in this Agreement. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs. The term "FRANCHISEE" as used herein is applicable to one or more persons, a corporation or a partnership, as the case may be, and the singular usage includes the plural and the masculine and neuter usages the other and the feminine. References to "FRANCHISEE" applicable to an individual or individuals shall mean the principal owner or owners of the equity or operating control of the franchise if FRANCHISE is a corporation or partnership.

         20. INDEPENDENT CONTRACTORS/INDEMNIFICATION.

BDI and FRANCHISEE are independent contractors. FRANCHISEE shall conspicuously identify himself at the premises of the BDI LOCATION and in all dealings with suppliers as the owner of the BDI LOCATION. FRANCHISEE agrees to file applicable fictitious name statements in the manner prescribed by law. Neither BDI nor FRANCHISEE shall make any agreements, representations or warranties in the name of, or on behalf of, the other or represent that the relationship is other than franchisor and franchisee and that neither BDI nor FRANCHISEE shall be obligated by or have any liability under any agreements, representations or warranties made by the other, nor shall BDI be obligated for any damage to any person or property directly or indirectly arising out of the operation of the BDI LOCATION or FRANCHISEE'S business conducted pursuant to the franchise, whether caused by FRANCHISEE'S negligent or willful action or failure to act. BDI shall have no liability for any sales, use, excise, income, property or other taxes levied upon the BDI LOCATION or its assets or in connection with the services performed or sales made or business conducted by the BDI LOCATION. FRANCHISEE agrees to indemnify BDI against and to reimburse BDI for all such obligations, damages and taxes for which it is held liable and for all costs reasonably incurred by BDI in defense of any such claim brought against it or in any action in which it is named as a party, included but not limited to reasonable attorney's fees, costs of investigation, proof of facts, court costs, other litigation expenses, travel and living expenses.



                                      20.

BDI shall have the right to defend any such claim against it. BDI agrees to indemnify FRANCHISEE against and to reimburse FRANCHISEE for any obligations or liability for damages attributal to agreements, representations or warranties of BDI or caused by the negligence or willful action of BDI, and for costs (as hereinabove defined) reasonably incurred by FRANCHISEE in the defense of any such claim brought against him or the BDI LOCATION or in any action in which he is named as a party, provided that BDI shall have the right to participate in and, to the extent, BDI deems necessary, to control any litigation or proceeding which might result in liability of or expense to FRANCHISEE subject to such indemnification. The indemnities and assumption of liabilities and obligation herein shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

         21. NOTICES. All written notices permitted or required to be delivered by the provisions of this Agreement or of the operating manual shall be deemed so delivered by hand or three (3) days after placed in the mail by Registered or Certified mail, Return Receipt Requested, postage prepaid and addressed to the party to be notified at its most current principal business address of which the notifying party has been notified.

         22. FAILURE TO EXERCISE RIGHTS. No failure by BDI to exercise any power given to it hereunder or to insist upon strict compliance with any obligation or condition hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of BDI'S rights to demand exact compliance with the term hereof. Waiver by BDI of any particular default by FRANCHISEE shall not affect or impair BDI'S rights in respect to any subsequent default of the same or different nature; nor shall any delay or emission of BDI to exercise any rights arising from a default affect or impair BDI'S rights as to said default or any subsequent default.

         23. ENTIRE AGREEMENT. This Agreement contains the entire agreement containing the subject matter hereof, and no representations, inducements, promises or agreements, oral or otherwise, between the parties with reference thereto and not embodied herein shall be of any force and effect. Any agreements hereafter made shall be ineffective to change, modify, add or discharge in whole or in part the obligations and duties under this Agreement unless such agreement is in writing and signed by BDI and FRANCHISEE.


BIKER'S DREAM, INC.



By: ???
   --------------------------

FRANCHISEE:

/s/ RAYMOND O'JAY VANEGAS
- ------------------------------

- ------------------------------


                                      21.

                                   MEMORANDUM


TO:      Terry Lewis

FROM:    O'Jay Vanegas

DATE:    November 30, 1994

RE:      Biker's Dream, Inc., Franchise Agreement

- --------------------------------------------------------------------------------

References are to paragraphs as numbers in the agreement.

         1. PRELIMINARY STATEMENT. At the end of this paragraph add the following:

         "If design standards change, FRANCHISE shall not be obligated to remodel if the cost of any such remodeling exceeds the amount of $10K.:
         This amount needs to be agreed upon.

         2.      GRANT OF FRANCHISE.  Maricopa County, Arizona.


         3. DURATION OF THIS AGREEMENT. At the end of this paragraph add the following:

         "FRANCHISEE. if it leases its locations, may notify BDI of any option to renew its lease premises and require BDI to mail a written notice of an intention to renew to FRANCHISEE at least forty-five (45) days prior to the date the option to renew must be exercised and then such intention shall be binding upon BDI for the period of renewal option."

         4.     INITIAL FRANCHISE FEE.  At the end of page one add:

         "... [p]rescribed in this agreement, BDI shall refund to FRANCHISEE the sun of $12,500. BDI shall have the right and obligation to repurchase, at cost, any and all equipment, supplies, and training material which it sold to FRANCHISEE."

         5.      RECURRING FEES.

                 (A) FRANCHISE AND ADVERTISING FEES. Strike the printed paragraph and insert the following:

         Beginning at the time FRANCHISEE opens the BDI location for business and through the duration of this Franchise Agreement, FRANCHISEE shall pay to BDI in [Begin strikeout text] monthly [End strikeout text] amount, recurring Franchise Fees of a sum equal to five (5%) percent of the gross receipts for the preceding calendar [Begin strikeout text] month [End strikeout text] week from the BDI locations operated by FRANCHISEE. Beginning [Begin strikeout text] one (1) year [End strikeout text] 6 months after FRANCHISEE opens the BDI locations for business and through the duration of this Franchise Agreement, FRANCHISEE shall pay to BDI in monthly amounts, recurring advertising trust fund contributions of a sum equal to two percent (2%) or $1,000, whichever is greater of the gross receipts for the preceding calendar month from the BDI location operated by FRANCHISEE. This check or money order in full payment of the said recurring Franchise fee and the advertising trust fund contribution for the preceding month shall be transmitted with the monthly business report and shall be due and payable at the home office of BDI at 1420 Village Way, Santa Ana CA 92705 by 5:00 p.m., due five [Begin strikeout text] (5) [End strikeout text] (4) business days after the end of each [Begin strikeout text] month [End strikeout text] week. These fees are not refundable.

         (B) GROSS RECEIPTS. The sentence "Monies received from Motorcycle sales are not considered "Gross Receipts" should be changed to read "Monies received from Motorcycle sales [Begin strikeout text], used parts and charges for labor services to install or repair equipment are not considered "Gross Receipts." [End strikeout text].


         6. RESTRICTION TO LOCATIONS OF BDI LOCATIONS AND LIMITATIONS ON NUMBER OF BDI LOCATIONS IN FRANCHISEE'S AREA.

                (B) LIMITATIONS OF NUMBER OF BDI LOCATIONS IN FRANCHISEE'S AREA. Strike the printed paragraph and insert the following:

         "BDI agrees that FRANCHISEE may open additional locations within the county of location, but FRANCHISEE shall pay the sum of $10,000 for its fee to open each such additional locations, and then after each location commences operation, shall file its separate report and pay fees pursuant to paragraph 5 hereof."

         (C) RIGHT OF FIRST REFUSAL. If a suitable location cannot be obtained within ninety (90) days following the payment of the said sum of $10,000, then the amount of $10,000 shall be returned to FRANCHISEE. The refusal of FRANCHISEE to exercise the right to expand shall not constitute a waiver of the right of first refusal as to subsequent expansion sites in the State of Arizona.

         (D)    ZONE.  Insert the following: "Maricopa County, State of
                Arizona."

         7.      LEASE, CONSTRUCTION, AND OPENING OF BDI.

         (A) LEASE OR PURCHASE. Replace the last sentence of this paragraph with the following:

         "BDI shall have the right and the obligation to repurchase, at cost, any or all equipment, supplies and training materials which it sold to FRANCHISEE. In the event BDI does not approve FRANCHISEE'S proposed location. BDI will grant FRANCHISEE an extension of the ninety (90) day time period.

         (B) CONSTRUCTION OF BDI. Insert prior to (1) and before the colon the following: "...[u]nless local zoning laws prohibit such construction or such construction would violate covenants running with the land."

         (C) EQUIPMENT, SIGNS, AND INVENTORY. Insert: "...[o]n BDI location unless local zoning law prohibit such signs or such signs would violate leasehold covenants."

         (E) TERMINATION OF FRANCHISE FOR FAILURE TO OPEN BDI LOCATION. Insert after "one hundred eighty (180) days after execution of this Agreement" the following: "...[t]he acquisition of the location site by lease or purchase, whichever is later."

         Strike the last sentence and replace with:

         "BDI shall have the right

         8.      TRAINING AND OPERATIONS ASSISTANCE.



         (B) REQUIREMENT OF COMPLETION OF TRAINING/FAILURE TO COMPLETE. Strike the last sentence and replace with: "BDI shall have the right and the obligation to repurchase, at cost, any or all equipment, supplies, and training materials which it sold to FRANCHISEE."

         9.      OPERATION OF BDI

         (B) ALTERATIONS TO BDI. At the end of this paragraph before the period add the following: "... [w]hich shall not be unreasonably withheld."

         (C) UNIFORMITY, AUTHORIZED PRODUCTS AND SERVICES. At the end of this paragraph add the following: "BDI agrees to allow FRANCHISEE the right to operate at its BDI location a custom paint department to service exclusively motorcycles. FRANCHISEE agrees to comply with all BDI's operational specifications.

         (D) USE OF APPROVED PRODUCTS. At the end of this paragraph insert the following: "The parties agree that the amount of inventory valued at 1994 prices deemed to be adequate for the operations of the in a satisfactory manner is the sum of $150K."

         12. ADVERTISING AND PROMOTION. At the end of this paragraph insert the following: "Such committee will provide advertising beneficial to all BDI LOCATIONS and not favor certain locations to the exclusion of other locations."

         13.     RECORDS KEEPING STANDARDS AND REPORTING PROCEDURES.

         (B) BUSINESS REPORTS AND TAX RETURNS. BDI acknowledges that all information provided by FRANCHISEE pursuant to paragraph (B) and (C) is confidential and will not be disclosed to third parties.


         17.     FRANCHISEE'S RIGHTS AND OBLIGATIONS UPON TERMINATION OR
EXPIRATION.

         (C) REPURCHASE. Insert "Except as otherwise specified herein," at the beginning of this paragraph.

         (H) DEATH OR INCAPACITY OF FRANCHISE. This asset could have no value upon the death of an individual owner and the FRANCHISEE should be either a sub-s corporation or a limited liability company if available in Arizona.

         (J) COVENANT NOT TO COMPETE. If this Agreement is terminated as to any one location in the event FRANCHISEE operates other and different locations in other counties, this covenant shall have application only to the county in which the terminated located was operational.

         (L) FRANCHISEE'S RIGHT TO SELL BDI LOCATION. Replace "ten (10) days" with ninety (90) days" and add the following:

                 (4) if a contract to purchase is entered into and the closing date is extended beyond the ninety (90) day period, said period for termination shall be extended so as to permit the closing of the sale to an acceptable franchisee.

         18.     ASSIGNMENT.

                 (D) BDI'S RIGHT OF FIRST REFUSAL. If FRANCHISEE or its owners shall at any time determine to sell the BDI LOCATION or an ownership interest in the franchise, FRANCHISEE or its owners shall notify BDI, in writing, of the proposed terms of sale. FRANCHISEE shall submit its terms to BDI, which shall, for a period of thirty (30) days from the date of delivery of such offer, have the right, to exercise the right granted by written notice to FRANCHISEE or its owners, to purchase the BDI LOCATION or such ownership interest for the price, terms, and conditions maintained in such offer. If BDI does not exercise this right of first refusal, FRANCHISEE may then offer the location or an interest in the franchise to third parties and, provided there is not more than a 10% deviation in the stated purchase price, FRANCHISEE may proceed to conclude such sale. Any sale which discounts the offered selling price by more than 10% cannot be concluded until FRANCHISEE again complies with the provisions of this section.

         19.     ENFORCEMENT.

         (B) JURISDICTION, VENUE, AND WAIVER OF JURY TRIAL. Strike paragraphs (1), (2), and (3), and delete only (4) as a reference number.

         (C) ARBITRATION. Arbitration away from business is too expensive. If they want to arbitrate, compel it in Phoenix, Arizona. (Paragraphs B & C are inconsistent.)

         (H) GOVERNING LAW. Replace "State of California" with "State of Arizona" at the end of this paragraph.